Exhibit 99.1
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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                        HILB, ROGAL AND HAMILTON COMPANY,
                                  as Borrower,


                            THE LENDERS NAMED HEREIN,


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,


                         PNC BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                        BANK OF AMERICA SECURITIES, LLC,
                              as Syndication Agent,


                            Senior Credit Facilities


                       Sole Arranger and Lead Book-Runner:
                            WACHOVIA SECURITIES, INC.


                            Dated as of July 1, 2002



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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                                   DEFINITIONS

1.1      Defined Terms........................................................1
1.2      Accounting Terms....................................................22
1.3      Other Terms; Construction...........................................22

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

2.1      Loans; Commitments..................................................23
2.2      Borrowings..........................................................26
2.3      Disbursements; Funding Reliance; Domicile of Loans..................29
2.4      Notes...............................................................29
2.5      Termination and Reduction of Commitments and Swingline Commitment...31
2.6      Mandatory Payments and Prepayments..................................32
2.7      Voluntary Prepayments...............................................35
2.8      Interest............................................................35
2.9      Fees................................................................37
2.10     Interest Periods....................................................37
2.11     Conversions and Continuations.......................................38
2.12     Method of Payments; Computations....................................39
2.13     Recovery of Payments................................................40
2.14     Use of Proceeds.....................................................41
2.15     Pro Rata Treatment..................................................41
2.16     Increased Costs; Change in Circumstances; Illegality; etc...........42
2.17     Taxes...............................................................44
2.18     Compensation........................................................46
2.19     Replacement of Lenders..............................................46
2.20     Increases of Revolving Credit Commitments...........................47

                                   ARTICLE III

                             CONDITIONS OF BORROWING

3.1      Conditions of Closing...............................................48
3.2      Conditions of All Borrowings........................................51

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1      Corporate Organization and Power....................................52
4.2      Authorization; Enforceability.......................................52
4.3      No Violation........................................................53
4.4      Governmental and Third-Party Authorization; Permits.................53
4.5      Litigation..........................................................53
4.6      Taxes...............................................................54
4.7      Subsidiaries........................................................54
4.8      Full Disclosure.....................................................54
4.9      Margin Regulations..................................................54
4.10     No Material Adverse Change..........................................54
4.11     Financial Matters...................................................55
4.12     Ownership of Properties.............................................56
4.13     ERISA...............................................................56
4.14     Environmental Matters...............................................57
4.15     Compliance With Laws................................................57
4.16     Regulated Industries................................................58
4.17     Insurance...........................................................58
4.18     Material Contracts..................................................58
4.19     Labor Relations.....................................................58
4.20     Transaction Documents...............................................58
4.21     Hobbs Acquisition...................................................59

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

5.1      Financial Statements................................................59
5.2      Other Business and Financial Information............................60
5.3      Corporate Existence; Franchises; Maintenance of Properties..........62
5.4      Compliance with Laws................................................62
5.5      Payment of Obligations..............................................63
5.6      Insurance...........................................................63
5.7      Maintenance of Books and Records; Inspection........................63
5.8      Permitted Acquisitions..............................................63
5.9      Creation or Acquisition of Subsidiaries.............................65
5.10     Subsidiary Guarantors; Pledge of Capital Stock......................66
5.11     Further Assurances..................................................66

                                   ARTICLE VI

                               FINANCIAL COVENANTS

6.1      Leverage Ratio......................................................67
6.2      Fixed Charge Coverage Ratio.........................................67

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6.3      Cash Flow Coverage Ratio............................................67

                                   ARTICLE VII

                               NEGATIVE COVENANTS

7.1      Merger; Consolidation...............................................68
7.2      Indebtedness........................................................68
7.3      Liens...............................................................69
7.4      Disposition of Assets...............................................71
7.5      Investments.........................................................71
7.6      Restricted Payments.................................................72
7.7      Transactions with Affiliates........................................73
7.8      Lines of Business...................................................74
7.9      Certain Amendments..................................................74
7.10     Limitation on Certain Restrictions..................................74
7.11     No Other Negative Pledges...........................................74
7.12     Fiscal Year.........................................................74
7.13     Accounting Changes..................................................74

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1      Events of Default...................................................75
8.2      Remedies: Termination of Commitments, Acceleration, etc.............77
8.3      Remedies: Set-Off...................................................77

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

9.1      Appointment.........................................................78
9.2      Nature of Duties....................................................78
9.3      Exculpatory Provisions..............................................78
9.4      Reliance by Administrative Agent....................................79
9.5      Non-Reliance on Administrative Agent and Other Lenders..............79
9.6      Notice of Default...................................................80
9.7      Indemnification.....................................................80
9.8      The Administrative Agent in its Individual Capacity.................81
9.9      Successor Administrative Agent......................................81
9.10     Swingline Lender....................................................82
9.11     Syndication Agent, Documentation Agent..............................82

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                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Fees and Expenses...................................................82
10.2     Indemnification.....................................................82
10.3     Governing Law; Consent to Jurisdiction..............................83
10.4     Waiver of Jury Trial................................................83
10.5     Notices.............................................................84
10.6     Amendments, Waivers, etc............................................85
10.7     Assignments, Participations.........................................86
10.8     No Waiver...........................................................88
10.9     Successors and Assigns..............................................89
10.10    Survival............................................................89
10.11    Severability........................................................89
10.12    Construction........................................................89
10.13    Confidentiality.....................................................89
10.14    Counterparts; Effectiveness.........................................90
10.15    Disclosure of Information...........................................90
10.16    Entire Agreement....................................................90


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


EXHIBITS [OMITTED*]

Exhibit A-1         Form of Tranche A Term Note
Exhibit A-2         Form of Tranche B Term Note
Exhibit A-3         Form of Revolving Note
Exhibit A-4         Form of Swingline Note
Exhibit B-1         Form of Notice of Borrowing
Exhibit B-2         Form of Notice of Swingline Borrowing
Exhibit B-3         Form of Notice of Conversion/Continuation
Exhibit C           Form of Compliance Certificate
Exhibit D           Form of Assignment and Acceptance
Exhibit E           Form of Subsidiary Guaranty
Exhibit F           Form of Opinion of Williams Mullen Clark & Dobbins, P.C.
Exhibit G           Form of Financial Condition Certificate
Exhibit H           Form of Pledge Agreement



SCHEDULES [OMITTED*]

Schedule 4.7        Subsidiaries
Schedule 4.16       Regulated Entities
Schedule 4.18       Material Contracts
Schedule 5.10       Excluded Subsidiaries
Schedule 7.2.1      Indebtedness
Schedule 7.2.2      Acquisition Indebtedness
Schedule 7.2.3      Contingent Acquisition Indebtedness
Schedule 7.3        Liens
Schedule 7.5        Investments
Schedule 7.7        Transactions with Affiliates


[* The Company will provide the omitted exhibits and schedules to the Commission upon request]

                                CREDIT AGREEMENT


        THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 1st day of July, 2002 (this "Agreement"), is made among HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation with its principal offices in Glen Allen, Henrico County, Virginia (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, ("Wachovia"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), PNC BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent"), and BANK OF AMERICA SECURITIES, LLC, as syndication agent (in such capacity, the "Syndication Agent").

                                    RECITALS

         A. The Borrower, the Existing Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of April 6, 2001 (as amended prior to the date hereof, the "Existing Credit Agreement"), providing for the availability to the Borrower of a term loan facility in the aggregate principal amount of $60,000,000 and a revolving credit facility in the aggregate principal amount of $100,000,000.

         B. The Borrower has requested certain amendments to the Existing Credit Agreement, including that the Tranche B Lenders make available to the Borrower, in addition to the credit facilities made available under the Existing Credit Agreement, a term loan facility in the aggregate principal amount of $160,000,000. The Lenders have agreed to such amendments and to make such facilities available to the Borrower by amending and restating the Existing Credit Agreement in its entirety on the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I


                                   DEFINITIONS

         1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

         "2001 Fee Letter" shall mean the letter from Wachovia to the Borrower, dated February 9, 2001, relating to certain fees payable by the Borrower in respect of the transactions contemplated by the Existing Credit Agreement, as amended, modified or supplemented from time to time.

         "2002 Fee Letter" shall mean the letter from Wachovia to the Borrower, dated May 3, 2002, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

         "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person (including, without limitation, a book of business), whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Acquisition Amount" shall mean, with respect to any Acquisition, (a) the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined in accordance with GAAP) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition, minus (b)(i) in the case of an Acquisition of Capital Stock of a Target, cash of such Target immediately after or concurrent with the consummation of such Acquisition, and (ii) in the case of an Acquisition of assets, cash received by the Borrower and its Subsidiaries in connection with such Acquisition.

         "Acquisition Indebtedness" shall have the meaning given to such term in
Section 7.2.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

         "Administrative   Agent"  shall  mean  Wachovia,  in  its  capacity  as
Administrative Agent appointed under Article IX, and its successors and permitted assigns in such capacity.


         "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

         "Agreement"   shall  mean  this  Second  Amended  and  Restated  Credit
Agreement, as an amendment and restatement of the Existing Credit Agreement, as amended, modified or supplemented from time to time.

         "American Phoenix Acquisition Indebtedness" shall mean all Indebtedness of the Borrower outstanding under the Borrower's 5.25% Convertible Subordinated Debentures, dated May 3, 1999, due 2014 in the original aggregate principal amount of $32,000,000.

         "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to Section 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the Commitment Fee, in each case as determined under the following matrix with reference to the Leverage Ratio:

                          Applicable
                            Margin          Applicable       Applicable
                        Percentage for        Margin            Margin          Applicable
                          Base Rate       Percentage for    Percentage for        Margin
                          Revolving/          LIBOR           Base Rate       Percentage for    Applicable Margin
                        Tranche A Term      Revolving/      Tranche B Term    LIBOR Tranche B     Percentage for
 Leverage Ratio             Loans        Tranche A Loans        Loans            Term Loans       Commitment Fee

Greater than or
equal to 2.0 to             1.000%            2.000%            2.000%            2.750%             0.400%
      1.0

Greater than or
equal to 1.5 to             0.750%            1.750%            2.000%            2.750%             0.375%
  1.0 but less
than 2.0 to 1.0

Greater than or
equal to 1.0 to             0.625%            1.625%            2.000%            2.750%             0.350%
  1.0 but less
than 1.5 to 1.0

 Less than 1.0              0.500%            1.500%            2.000%            2.750%             0.325%
     to 1.0


On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the Commitment Fee payable pursuant to Section 2.9(b) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements as required by Section 5.1(a) or Section 5.1(b), as the case may be, or the Compliance Certificate as required by Section 5.2(a), or if at any time an Event of Default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements or Compliance Certificate are required to have been delivered (or the date of occurrence of such Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the

Leverage Ratio were greater than or equal to 2.0 to 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of the Borrower beginning with the fiscal quarter ending September 30, 2002, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with Section 5.1(a) or Section 5.1(b), as the case may be, of (i) financial statements as of the end of and for such fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the first Adjustment Date, each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 2.0 to 1.0 (notwithstanding the actual Leverage Ratio).

         "Approved Fund" shall mean, with respect to any Lender, any trust, limited or general partnership, limited liability company, corporation or other limited purpose entity that invests in loans (a "fund") and is formed by such Lender and its Affiliates or, if such Lender is a fund, that is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

         "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar or substitute replacement equipment.

         "Assignee"  shall  have  the  meaning  given  to such  term in  Section
10.7(a).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit D.

         "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

         "Bankruptcy Code" shall mean 11 U.S.C.ss.ss. 101 et seq., as amended from time to time, and any successor statute.

         "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

         "Borrower"   shall  have  the  meaning   given  to  such  term  in  the
introductory paragraph hereof.

         "Borrower Margin Stock" shall mean shares of Capital Stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

         "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Class and Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

         "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation but without duplication, (i) capital lease obligations and (ii) for purposes of calculating the Fixed Charge Coverage Ratio, Capital Expenditures of Hobbs for the applicable period); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

         "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any state thereof or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 180 days from the date of acquisition,
(ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause
(iii) above, (v) municipal bonds with maturities of 180 days or less, with ratings of at least MIG 4 or the equivalent thereof by Moody's Investors Service, Inc. or at least SP-2 or the equivalent thereof by Standard & Poor's Ratings Services and (vi) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i),
(ii) and (v) above. Cash Equivalents shall include time and demand deposits issued by a bank organized under the laws of the United Kingdom and other similar investments approved from time to time by the Administrative Agent.

         "Cash Flow Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) the sum of Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters then ending plus Consolidated Operating Lease Expense for such period to (ii) the sum of Consolidated Interest Expense of the Borrower for such period plus Consolidated Operating Lease Expense for such period.

         "Class" shall have the meaning given to such term in Section 2.2(a).

         "Closing Date" shall mean the date on which all conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with the terms of this Agreement.

         "CNA" shall mean Continental Casualty Company and its subsidiaries.

         "Collateral" shall mean the assets, property, and interests in property that shall from time to time be pledged or purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

         "Commitment" shall mean, with respect to any Tranche B Lender or Revolving Lender, such Lender's Tranche B Commitment and/or Revolving Credit Commitment, individually or collectively, as applicable.

         "Commitment Fee" shall have the meaning given to such term in Section 2.9(b).

         "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

         "Consolidated EBITDA" shall mean, for any Person for any period, the aggregate, without duplication, of (i) Consolidated Net Income for such Person for such period (including, without limitation, in the case of the Borrower, historical net income of Hobbs on a pro forma basis for such period), plus (ii) the Consolidated Interest Expense for such Person, (iii) the sum of federal, state, local and other income taxes, depreciation, amortization of intangible assets, and other noncash expenses or charges reducing income for such period (including, without limitation, in the case of the Borrower, all such items reducing historical net income of Hobbs during such period and nonrecurring cash and noncash integration and restructuring charges reducing income and associated with the Hobbs Acquisition, and excluding noncash expenses associated with stock repurchases in connection with the Deferred Compensation Plans), plus

(iv) the amount of all reasonable, nonrecurring transaction costs incurred by Hobbs in connection with the closing of the Hobbs Acquisition, all to the extent taken into account in the calculation of Consolidated Net Income for such Person for such period, minus (v) the sum of extraordinary or nonrecurring gains
incurred  in  connection   with  the  sale  of  all  of  the  Capital  Stock  or
substantially all of the assets of an insurance agency, including without limitation a book of business (collectively, "Agency Dispositions"), but only to the extent such sum exceeds the sum of (A) extraordinary or nonrecurring losses incurred in connection with Agency Dispositions and (B) $3,250,000, all to the extent taken into account in the calculation of Consolidated Net Income for such Person for such period, minus (vi) the sum of extraordinary or nonrecurring gains and other noncash credits increasing income for such period that are not incurred in connection with Agency Dispositions, all to the extent taken into account in the calculation of Consolidated Net Income for such Person for such period.

         "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP for such period:
(a) Consolidated Interest Expense for the Borrower for such period, (b) the aggregate (without duplication) of all scheduled payments of principal on Indebtedness required to be made by the Borrower and its Subsidiaries during the period of four consecutive fiscal quarters immediately following the end of such period, including, without limitation, the aggregate principal amount of the Term Loans due under Section 2.6(a) and 2.6(b) (as such amounts may have been previously adjusted in accordance with the terms of this Agreement as a result of prior prepayments on the Term Loans, including adjustments made pursuant to
Section 2.6(g) or Section 2.7(b), but excluding the scheduled repayment in full of the Revolving Loans on the Revolving Credit Termination Date), (c) dividends paid by the Borrower during such period (including, without limitation, with respect to shares of Capital Stock of the Borrower issued (at the closing of such acquisition) as consideration in connection with the Hobbs Acquisition, pro forma dividends that would have been paid on such shares during such period, assuming such shares had been outstanding for the twelve consecutive calendar months preceding the date of issuance of such shares, and assuming the payment of dividends at the rate that would have been applicable on the date of payment thereof, had such shares been outstanding), (d) repurchases by the Borrower of its Capital Stock occurring during such period (excluding repurchases by the Borrower of its Capital Stock in connection with the Deferred Compensation Plans), and (e) the aggregate (without duplication) of all cash payments made by the Borrower and its Subsidiaries during such period with respect to earnout or contingent obligations incurred in connection with any Acquisition (excluding, however, cash payments with respect to earnout or contingent obligations that were accrued as Indebtedness at the beginning of such period and for which the principal payments with respect thereto were previously accounted for as part of Consolidated Fixed Charges under subsection (b) of such definition).

         "Consolidated Indebtedness" shall mean, as of any date of determination, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of determining Consolidated Indebtedness as of any date, (i) each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent

Obligation) as of such date, and (ii) each earnout and other contingent obligation incurred in connection with an Acquisition (whether consummated before or after the date hereof) shall be valued at the amount that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries as of such date, in accordance with GAAP, Regulation S-X of the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission.

         "Consolidated Interest Expense" shall mean, for any Person for any period, the sum (without duplication) of (i) total interest expense of such Person and its Subsidiaries for such period in respect of Indebtedness of such Person and its Subsidiaries (including, without limitation, all (x) such interest expense accrued or capitalized during such period and (y) all commitment fees and other ongoing fees in respect of Indebtedness accrued or capitalized during such period, in each case whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, and
(ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by such Person and its Subsidiaries during such period; provided, however, that, for purposes of calculating the financial covenants set forth in Article VI as of the last day of each of the fiscal quarters ending September 30, 2002, December 31, 2002, and March 31, 2003, Consolidated Interest Expense shall be determined by multiplying (i) Consolidated Interest Expense (calculated as provided above) for the period commencing July 1, 2002 and ending on the last day of such fiscal quarter by (ii)(A) 4, in the case of the fiscal quarter ending September 30, 2002, (B) 2, in the case of the fiscal quarter ending December 31, 2002, and (C) 4/3, in the case of the fiscal quarter ending March 31, 2003.

         "Consolidated Net Income" shall mean, for any Person for any period, net income (or loss) for such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Operating Lease Expense" shall mean, for any period, the operating lease expense, net of any sublease income, for the Borrower and its Subsidiaries for such period (including (but without duplication), with respect to the calculation of the Cash Flow Coverage Ratio, pro forma operating lease expense, net of any sublease income, for Hobbs, for such period), each as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Pro Forma EBITDA" shall mean for the Borrower for any period, without duplication, (i) Consolidated EBITDA of the Borrower for such period plus (ii) to the extent not taken into account in Consolidated EBITDA of the Borrower, historical Consolidated EBITDA on a pro forma basis for such period of Hobbs, plus (iii) to the extent not taken into account in Consolidated EBITDA of the Borrower, historical Consolidated EBITDA for such period of any Target acquired in a Permitted Acquisition after the commencement of such period (provided that the Consolidated EBITDA of such Target is supported by the financial statements or tax returns of the Target or other financial data reasonably acceptable to the Administrative Agent), minus (iv) to the extent taken into account in Consolidated EBITDA of the Borrower, Consolidated EBITDA for such period of any Subsidiary or other business unit disposed of by the Borrower at any time after the commencement of such period.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the

"primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

         "Credit Documents" shall mean this Agreement, the Notes, the 2001 Fee Letter, the 2002 Fee Letter, the Subsidiary Guaranty, the Security Documents and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

         "Debt Issuance" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise other than any such securities issued to a Target (or its securityholders at the time of the Acquisition thereof by the Borrower and a Subsidiary) in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price.

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Deferred Compensation Plan" shall mean the Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan and the Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan or any replacement plan thereof or successor plan thereto, each as amended, modified or supplemented from time to time.

         "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or
(iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the later of the Revolving Credit Maturity Date and the Tranche B Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

         "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $500,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of

$500,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD,
(iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $250,000,000, (v) any Affiliate of an existing Lender, (vi) a special purpose investment fund that is organized for the specific purpose of making, acquiring participations in or investing in loans of the type made pursuant to this Agreement, (vii) funds that typically invest in bank loans or (viii) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld. With respect to any Lender that is an Approved Fund, any other Approved Fund of such Lender shall be treated as an Eligible Assignee.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

         "Equity Issuance" shall mean the issuance, sale or other disposition, whether in a public offering or otherwise, by the Borrower or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock, or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary, (ii) any Capital Stock of the Borrower issued to a Target (or its securityholders at the time of the Acquisition thereof by the Borrower or a Subsidiary) in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price, or (iii) the issuance or granting of the Borrower's Capital Stock and stock options for the Borrower's Capital Stock, and the underlying Capital Stock issued upon the exercise of such options, to employees, managers and directors of the Borrower pursuant to the Borrower's stock option, stock purchase or other benefit or compensation plans as established from time to time.

         "Event of Default" shall have the meaning given to such term in Section 8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Existing Credit Agreement" shall have the meaning given to such term in the Recitals hereof.

         "Existing Lender" shall mean the banks and financial institutions that are parties to the Existing Credit Agreement.

         "Existing  Revolving Loan" shall have the meaning given to such term in
Section 2.1(c).

         "Existing Revolving Notes" shall have the meaning given to such term in
Section 2.4(a).

         "Existing  Term  Loan"  shall  have the  meaning  given to such term in
Section 2.1(a).

         "Existing  Term  Notes"  shall have the  meaning  given to such term in
Section 2.4(a).

         "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit G, together with the attachments thereto.

         "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ending, the ratio of (i) Consolidated EBITDA for the Borrower for such period minus Capital Expenditures for such period to (ii) Consolidated Fixed Charges for such period.

         "Foreign Subsidiary" shall mean, with respect to any Person, a Subsidiary of such Person that is a "controlled foreign corporation", as such term is defined in Section 957 of the Internal Revenue Code.

         "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

         "Hobbs" shall mean Hobbs Group, LLC, a Delaware limited liability company.

         "Hobbs Acquisition" shall mean the direct and indirect Acquisition of the Capital Stock of Hobbs by the Borrower.

         "Hobbs Acquisition Documentation" shall mean the Purchase Agreement, dated as of May 10, 2002, by and among the Borrower, Hobbs, the Members of Hobbs and the Shareholders of Hobbs IRA Corp., and each other agreement, instrument or certificate required to be delivered in connection therewith or otherwise in connection with the Hobbs Acquisition.

         "HRH Captive" shall mean Essenale, Ltd., a Bermuda insurance company.
          -----------

         "HRH Charitable Foundation" shall mean HRH Charitable Foundation, a non-stock, not-for-profit Virginia corporation.

         "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than the portion of Acquisition Amounts payable in the Capital Stock of the Borrower), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date,
(ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

         "Interest Period" shall have the meaning given to such term in Section 2.10.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by Wachovia to first-tier banks in the

London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wachovia's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 10.7, and their respective successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender the office of such Lender maintaining such Commitments and/or Loans. A Lender may designate separate Lending Offices for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) Consolidated Pro Forma EBITDA for the Borrower for the period of four consecutive fiscal quarters then ending.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

         "Loans" shall mean any or all of the Tranche A Term Loans, the Tranche B Term Loans, the Revolving Loans and the Swingline Loans.

         "Margin  Stock" shall have the meaning given to such term in Regulation
U.

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole,
(ii) the ability of the Borrower and its Subsidiaries to perform their obligations, as a whole, under this Agreement or any of the other Credit Documents, or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

         "Material  Contract"  shall  have the  meaning  given  to such  term in
Section 4.18.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

         "Net Cash Proceeds" shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith and (ii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

         "Notes" shall mean any or all of the Tranche A Term Notes, the Tranche B Term Notes, the Revolving Notes and the Swingline Note.

         "Notice  of  Borrowing"  shall have the  meaning  given to such term in
Section 2.2(b).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

         "Notice of Swingline Borrowing" shall have the meaning given to such term in Section 2.2(d).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender, or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Participant" shall have the meaning given to such term in Section 10.7(d).

         "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 7.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) the Acquisition, at no time, shall have been contested by the board of directors of the Target, (iv) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, and (v) all of the conditions and requirements of Sections 5.8 and 5.9 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 5.8, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

         "Permitted Liens" shall have the meaning given to such term in Section 7.3.

         "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

         "Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

         "Pledge Agreement" shall mean the Pledge Agreement made by the Borrower and the Subsidiaries party thereto in favor of the Administrative Agent, substantially in the form of Exhibit H, as amended, modified or supplemented from time to time.

         "Premium Funding Associates" shall mean Premium Funding Associates, Inc., a Connecticut corporation.

         "Prepayment  Account"  shall  have the  meaning  given to such  term in
Section 2.6(g).

         "Pro Forma Balance  Sheet" shall have the meaning given to such term in
Section 4.11(c).

         "Prohibited  Transaction"  shall mean any transaction  described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

         "Projections" shall have the meaning given to such term in Section 4.11(d).

         "Refunded Swingline Loans" shall have the meaning given to such term in
Section 2.2(e).

         "Register"  shall  have  the  meaning  given  to such  term in  Section
10.7(b).

         "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

         "Required Lenders" shall mean the Lenders holding outstanding Loans and unutilized Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans) representing more than fifty-one percent (51%) of the aggregate at such time of all outstanding Loans and unutilized Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Loans).

         "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Wachovia under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

         "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.7(b) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof. The aggregate amount of the Revolving Credit Commitments as of the date hereof shall be $100,000,000.

         "Revolving Credit Maturity Date" shall mean June 30, 2004, as such date may be extended pursuant to Section 2.1(c).

         "Revolving  Credit  Termination  Date" shall mean the Revolving  Credit
Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or Section 8.2.

         "Revolving Lender" shall mean any Lender having a Revolving Credit Commitment (or, after the Revolving Credit Commitments have terminated, any Lender holding outstanding Revolving Loans).

         "Revolving Loans" shall have the meaning given to such term in Section 2.1(c).

         "Revolving Notes" shall mean the Existing Revolving Notes and those promissory notes of the Borrower in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Security Documents" shall mean the Pledge Agreement and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to Section 5.9 or otherwise in connection with the attachment and perfection of the Administrative Agent's security interests, and liens thereunder, including without limitation, UCC financing statements, related to the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

         "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that is a guarantor under the Subsidiary Guaranty.

         "Subsidiary Guaranty" shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit E, as amended, modified or supplemented from time to time.

         "Swingline Commitment" shall mean $5,000,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Swingline Lender" shall mean Wachovia in its capacity as maker of Swingline Loans, and its successors in such capacity.

         "Swingline Loans" shall have the meaning given to such term in Section 2.1(d).

         "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.

         "Swingline  Note"  shall mean the  promissory  note of the  Borrower in substantially the form of Exhibit A-4, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Target" shall have the meaning given to such term in Section 5.8.

         "Term Loans" shall mean, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

         "Tranche A Lender" shall mean any Lender holding outstanding Tranche A Term Loans.

         "Tranche A Maturity Date" shall mean June 30, 2004.

         "Tranche A Term  Loans"  shall have the  meaning  given to such term in
Section 2.1(a).

         "Tranche A Term Notes" shall mean the Existing Term Notes and those promissory notes of the Borrower in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Tranche B Commitment" shall mean, with respect to any Tranche B Lender at any time, the amount set forth for such Tranche B Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.7(b) as such Tranche B Lender's "Tranche B Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof. The aggregate amount of the Tranche B Commitments as of the date hereof shall be $160,000,000.

         "Tranche B Lender" shall mean any Lender having a Tranche B Commitment (or, after the Tranche B Commitments have terminated, any Lender holding outstanding Tranche B Term Loans).

         "Tranche B Maturity Date" shall mean June 30, 2007.

         "Tranche B Term  Loans"  shall have the  meaning  given to such term in
Section 2.1(b).

         "Tranche B Term Notes" shall mean the promissory notes of the Borrower in favor of each Tranche B Lender evidencing the Tranche B Term Loans made by such Tranche B Lender pursuant to Section 2.1(b), in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Transaction Documents" shall mean, collectively, the Credit Documents and any and all other agreements, certificates, instruments and documents heretofore, now or hereafter executed by or in behalf of the Borrower or any of its Subsidiaries with respect to any of the foregoing or with respect to the Transactions, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Required Lenders pursuant to the terms hereof.

         "Transactions" shall mean, collectively, the transactions contemplated by the Transaction Documents, including (i) the consummation of the Hobbs Acquisition, (ii) the making of the Tranche B Term Loans as contemplated by this Agreement and the application of the proceeds thereof, (iii) the amendment and restatement of the Existing Credit Agreement as contemplated by this Agreement, and (iv) the payment of permitted fees and expenses in connection with the foregoing.

         "Type" shall have the meaning given to such term in Section 2.2(a).

         "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Internal Revenue Code for the applicable plan year.

         "Unutilized Revolving Credit Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit Commitment at such time less the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time.

         "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

         "Wachovia"   shall  have  the  meaning   given  to  such  term  in  the
introductory paragraph hereof.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, a ll accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VI, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 4.11(a). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Article VI, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

        1.3      Other Terms; Construction.

        Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Swingline Lender unless specifically provided otherwise or unless the context otherwise requires.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

        2.1     Loans; Commitments.

        (a) Pursuant to the Existing Credit Agreement, each Existing Lender, subject to and on the terms and conditions of the Existing Credit Agreement, made term loans (each, an "Existing Term Loan," and collectively, the "Existing Term Loans") to the Borrower. The aggregate principal amount of the Existing Term Loans made pursuant to the Existing Credit Agreement and outstanding immediately prior to the Closing Date is $39,975,000. On the Closing Date, the following shall occur: (i) pursuant to the terms of Section 2.7(a) of the Existing Credit Agreement, Borrower shall make a partial prepayment of the Existing Term Loans in the aggregate principal amount of $10,000,000 (and each Existing Lender severally agrees, subject to and on the terms and conditions of the Existing Credit Agreement, to consent to such prepayment and waive any applicable notice period required by Section 2.7(a) of the Existing Credit Agreement (but not any amounts due under Section 2.18 of the Existing Credit Agreement on account of such prepayment)), and (ii) the Existing Term Loans (after giving effect to the foregoing prepayment) shall automatically be continued as an equivalent principal amount of Loans hereunder (each such loan, a "Tranche A Term Loan," and collectively, the "Tranche A Term Loans") and shall be of the same Type, and shall have the same Interest Period, as the corresponding Existing Term Loans. To the extent repaid, Tranche A Term Loans may not be reborrowed.

        (b) Each Tranche B Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a single loan (each being a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower on the Closing Date, in an aggregate principal amount not to exceed its Tranche B Commitment. No Tranche B Term Loans shall be made at any time after the Closing Date. To the extent repaid, Tranche B Term Loans may not be reborrowed.

        (c) (i) Pursuant to the Existing Credit Agreement, each Existing Lender, subject to and on the terms and conditions of the Existing Credit
Agreement, made revolving loans (each, an "Existing Revolving Loan," and collectively, the "Existing Revolving Loans") to the Borrower. On the Closing Date, the following shall occur: (A) pursuant to the terms of Section 2.7(a) of the Existing Credit Agreement, Borrower shall make a partial prepayment of the Existing Revolving Loans in the aggregate principal amount of $30,000,000 (and each Existing Lender severally agrees, subject to and on the terms and conditions of the Existing Credit Agreement, to consent to such prepayment and waive any applicable notice period required by Section 2.7(a) of the Existing Credit Agreement (but not any amounts due under Section 2.18 of the Existing Credit Agreement on account of such prepayment)), and (B) the Existing Revolving Loans (after giving effect to the foregoing prepayment) shall automatically be continued as an equivalent principal amount of Loans hereunder (each such loan, together with the additional revolving loans described hereinbelow, a "Revolving Loan," and collectively, the "Revolving Loans") and shall be of the same Type, and shall have the same Interest Period, as the corresponding Existing Revolving Loans. Additionally, each Existing Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving loans to the

Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not greater than its Revolving Credit Commitment, provided that no Borrowing of Revolving Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, and (y) the aggregate principal amount of Swingline Loans outstanding at such time
(excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made pursuant to such Borrowing) would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

                (ii) The Revolving Credit Maturity Date may be extended as follows:

                (A) The Borrower may, by notice (an "Extension Notice") to the Administrative Agent (which shall promptly notify the Revolving Lenders) not less than 90 days prior to the Revolving Credit Maturity Date then in effect hereunder (the "Existing Revolving Credit Maturity Date"), request that each Revolving Lender party hereto prior to any extension (an "Existing Revolving Lender") agree to the extend the Existing Revolving Credit Maturity Date to a new proposed maturity date that is no later than the Tranche B Maturity Date (the "Proposed Revolving Credit Maturity Date").

                (B) Each Existing Revolving Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent promptly given (but in no event later than that date (the "Notice Date") which is 15 days following the date of the Extension Notice, advise the Administrative Agent whether or not such Existing Revolving Lender agrees to such extension (and each Existing Revolving Lender that determines not to agree to extend the Revolving Credit Maturity Date (a "Non-Extending Lender") shall notify the Administrative Agent (which shall notify the other Existing Revolving Lenders) of such fact promptly after such determination (but in any event no later than the Notice
Date), and any Existing Revolving Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender). The election of any Existing Revolving Lender to agree to such extension shall not obligate any other Lender to so agree.

                (C) The Administrative Agent shall notify the Borrower of each Existing Revolving Lender's determination under this Section 2.1(c)(ii) no later than that date which is 30 days after the Notice Date (or, if such date is not a Business Day, on the next succeeding Business Day).

                (D) The Borrower shall have the right on or before the Existing Revolving Credit Maturity Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Revolving Credit Maturity Date, undertake a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Credit Commitment shall be in addition to such Lender's Revolving Credit Commitment hereunder on such date); provided that prior to replacing any Non-Extending Lender with any Additional Commitment Lender, the Borrower shall have given each Revolving Lender which has agreed to extend the Revolving Credit Maturity Date an opportunity to increase its Revolving Credit Commitment by an amount equal to all or a portion of the Non-Extending Lender's Revolving Credit Commitments.

                (E) If (and only if) the total of the Revolving Credit Commitments of the Existing Revolving Lenders that have agreed to so extend the Revolving Credit Maturity Date shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the Existing Revolving Credit Maturity Date, the Revolving Credit Maturity Date shall be extended to the Proposed Revolving Credit Maturity Date, which shall become the new Revolving Credit Maturity Date, and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

                (F) Notwithstanding the foregoing, the extension of the Revolving Credit Maturity Date pursuant to this Section 2.1(c)(ii) shall be effective with respect to any Lender only if:

                           (x) no Default or Event of Default shall have occurred and be continuing on the date of notice requesting such extension or on the Existing Revolving Credit Maturity Date, and the representations and warranties set forth in
                  Article IV shall be true and correct on and as of each of said dates if made on and as of said dates; and

                           (y) the Borrower  shall have paid in full all amounts
                  owing to each Non-Extending Lender hereunder on or before the Existing Revolving Credit Maturity Date.

        (d) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Revolving Credit Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Loans made by the Swingline Lender in its capacity as a Lender outstanding at such time, may exceed its Revolving Credit Commitment at such time, but provided that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, and (y) the aggregate principal amount of Swingline Loans outstanding at such time would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to Section 2.2(e)) and reborrow Swingline Loans.

        2.2     Borrowings.

        (a) The Term Loans and Revolving Loans (each, together with the Swingline Loans, a "Class" of Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type. The Swingline Loans shall be made and maintained as Base Rate Loans at all times.

        (b) In order to make a Borrowing (other than (x) Borrowings of Swingline Loans, which shall be made pursuant to Section 2.2(d), (y) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.2(e), and (z) Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of the Tranche B Term Loans and any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

                (i) the aggregate principal amount of the Borrowing of Tranche B Term Loans shall be in the amount of the aggregate Tranche B Commitments;

                (ii) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of a Borrowing of Revolving Loans, if less, in the amount of the aggregate Unutilized Revolving Credit Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

                (iii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

                (iv) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Administrative Agent at its office referred to in Section 10.5

(or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

         (d) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Administrative Agent and the Swingline Lender written notice not later than 11:00 a.m., Charlotte time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall be in an integral multiple of $100,000 (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at its office referred to in Section 10.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

        (e) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the
Administrative Agent (if the Administrative Agent is different from the Swingline Lender) and each other Lender (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m., Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting the Lenders to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in Section 10.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender's ratable share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such

Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by Section 2.15(b).

         (f) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to subsection (e) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in Section 10.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent. In the event any such Lender fails to make available to the Administrative Agent the amount of such Lender's participation as provided in this subsection (f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate applicable to Revolving Loans. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender's ratable share of such payment.

        (g) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make
Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to subsection (e) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to subsection (f) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

        2.3     Disbursements; Funding Reliance; Domicile of Loans.

        (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

        (b) Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type and Class of Loans comprising such Borrowing, as determined under the provisions of
Section 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing. The Administrative Agent shall promptly give notice to the Borrower after it obtains knowledge that a Lender will not make funds available hereunder.

        (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

        2.4     Notes.

        (a) The Loans made by each Lender shall be evidenced (i) in the case of Tranche A Term Loans, by the Term Note (as defined by the Existing Credit Agreement) issued to such Lender under the Existing Credit Agreement (collectively, the "Existing Term Notes"), provided that upon the request of any holder of an Existing Term Note, the Borrower shall issue to such holder, in exchange for such Existing Term Note, a Tranche A Term Note appropriately completed in substantially the form of Exhibit A-1, (ii) in the case of Tranche B Term Loans, by a Tranche B Term Note appropriately completed in substantially the form of Exhibit A-2, (iii) in the case of Revolving Loans, by the Revolving Note (as defined by the Existing Credit Agreement) issued to such Lender under the Existing Credit Agreement (collectively, the "Existing Revolving Notes"), provided that upon the request of any holder of an Existing Revolving Note, the Borrower shall issue to such holder, in exchange for such Existing Revolving Note, a Revolving Note appropriately completed in substantially the form of Exhibit A-3, and (iv) in the case of the Swingline Loans, by a Swingline Note appropriately completed in substantially the form of Exhibit A-4.

        (b) The Borrower and each holder of an Existing Term Note hereby agree that (w) each reference therein to "Amended and Restated Credit Agreement" shall refer to this Agreement, (x) each reference therein to "Credit Documents" shall refer to the Credit Documents as defined by this Agreement, (y) each reference therein to "Term Loans" shall refer to the Tranche A Term Loans as defined by this Agreement, (z) each reference therein to "First Union National Bank" shall refer to Wachovia. Each Tranche A Term Note issued to a Tranche A Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Tranche A Lender, (iii) be dated as of the Closing Date (or, in the case of a Tranche A Term Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal the unpaid principal amount of such Lender's Tranche A Term Loan), (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Tranche A Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

        (c) Each Tranche B Term Note issued to a Tranche B Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Tranche B Lender, (iii) be dated as of the Closing Date (or, in the case of a Tranche B Term Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Tranche B Commitment (or, in the case of a Tranche B Term
Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Tranche B Term Loan), (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Tranche B Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

        (d) The Borrower and each holder of an Existing Revolving Note hereby agree that (w) each reference therein to "Amended and Restated Credit Agreement" shall refer to this Agreement, (x) each reference therein to "Credit Documents" shall refer to the Credit Documents as defined by this Agreement, (y) each reference therein to "Revolving Loans" shall refer to the Revolving Loans as defined by this Agreement, (z) each reference therein to "First Union National Bank" shall refer to Wachovia. Each Revolving Note issued to a Revolving Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Revolving Lender, (iii) be dated as of the Closing Date (or, in the case of a Revolving Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Revolving Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

        (e) The Swingline Note shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Swingline Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Swingline Loans, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

        (f) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

        2.5     Termination and Reduction of Commitments and Swingline
                Commitment.

        (a) The Tranche B Commitments shall be automatically and permanently terminated on the Closing Date (or, if earlier, on July 31, 2002), unless the Tranche B Term Loans have been made in full on or prior to such date. The Revolving Credit Commitments shall be automatically and permanently terminated on the Revolving Credit Termination Date. The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date, unless sooner terminated pursuant to any other provision of this Section or Section 8.2.

        (b) The Revolving Credit Commitments shall, on each date upon which a prepayment of the Loans is required under any of subsections (d) and (e) of
Section 2.6 (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, be automatically and permanently reduced by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate principal amount of Term Loans then actually outstanding, as more particularly set forth in Section 2.6(g).

       (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 ($1,000,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple of $1,000,000 in excess thereof. The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

        (d) Each reduction of the Revolving Credit Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Revolving Credit Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Revolving Credit Commitments pursuant to this Section that has the effect of reducing the aggregate Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the aggregate Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

        2.6      Mandatory Payments and Prepayments.

        (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche A Term Loans on the last Business Day of each March, June, September and December during the periods, and in the corresponding amounts, set forth below:

                  Date                  Payment Amount
                  ----                  --------------
        September 30, 2002 through        $3,128,254
              June 30, 2003

        September 30, 2003 through        $3,753,905
             March 31, 2004

              June 30, 2004               $6,200,270

        (b) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche B Term Loans on the last Business Day of each March, June, September and December during the periods, and in the corresponding amounts, set forth below:

                  Date                  Payment Amount
                  ----                  --------------
        September 30, 2002 through
             March 31, 2007                $400,000

              June 30, 2007              $152,400,000


        (c) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Tranche A Term Loans shall be due and payable in full on the Tranche A Maturity Date, (ii) the aggregate outstanding principal of the Tranche B Term Loans shall be due and payable in full on the Tranche B Maturity Date, (iii) the aggregate outstanding principal of the Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date, and (iv) the aggregate outstanding principal of the Swingline Loans shall be due and payable in full on the Swingline Maturity Date.

        (d) In the event that, at any time, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, and (y) the
aggregate   principal  amount  of  Swingline

Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the amount of such excess.

        (e) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 25% of the Net Cash Proceeds from any Equity Issuance and 100% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

        (f) The Borrower will (i) promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, prepay the outstanding principal amount of the Loans in an amount equal to 100% of the excess of the Net Cash Proceeds from any Asset Disposition over $15,000,000, and (ii) within five (5) Business Days after the end of any month in which the Net Cash Proceeds from Asset Dispositions exceeds the amounts set forth below, prepay the outstanding principal amount of the Loans in an amount equal to 100% of the excess of the Net Cash Proceeds from any Asset Disposition over (x) together with the aggregate of the Net Cash Proceeds from all Asset Dispositions occurring within the 365-day period immediately preceding such Asset Disposition (but specifically excluding, if applicable, any Asset Dispositions occurring prior to the Closing Date), $25,000,000, or (y) together with the aggregate of the Net Cash Proceeds from all Asset Dispositions occurring after the Closing Date, $50,000,000, whichever is greater. The Borrower will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash
Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under Section 7.4.

        (g) Each prepayment of the Loans made pursuant to subsections (d) and (e) above shall be applied (i) first, to reduce the outstanding principal amount of the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis, with such reduction to be applied to the remaining scheduled principal payments on the Tranche A Term Loans and the Tranche B Term Loans (as set forth in subsections (a) and (b) above) on a pro rata basis (provided, however, that promptly upon notification thereof, one or more Tranche B Lenders may decline to accept any such prepayment to the extent there are sufficient amounts of Tranche A Term Loans outstanding to be paid with such declined prepayments, in which case, such declined payments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments (it being understood that the Tranche B Lenders will have no such right to decline prepayments if there are insufficient amounts of Tranche A Term Loans outstanding to be repaid)), (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Swingline Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in

Section 2.5(b), and (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to reduce the outstanding principal amount of the Revolving Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in Section 2.5(b). Within each Class of Loans, each payment or prepayment shall be applied first to prepay all Base Rate Loans, and any excess shall, at the option of the Borrower, be applied to prepay any LIBOR Loans of such Class immediately and/or deposited in a separate Prepayment Account (as defined below) for the Loans of such Class. The Administrative Agent shall apply any cash deposited in the Prepayment Account for any Class of Loans to prepay LIBOR Loans of such Class on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date), in ascending order of length of the remaining portion of their then current Interest Periods, until all outstanding Loans of such Class have been prepaid or until the allocable cash on deposit in the Prepayment Account for such Class has been exhausted. For purposes of this Agreement, "Prepayment Account" for any Class of Loans shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this Section 2.6(g). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Class of Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the LIBOR Loans of such Class to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole business judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of law, statute, rule or regulation, and
(ii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Administrative Agent. Other than interest earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the applicable Prepayment Account and reinvested and disbursed as set forth above. If the maturity of the Loans has been accelerated pursuant to
Article VIII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Class of Loans to satisfy any of the Obligations related to such Class of Loans (provided that such amounts shall be applied first to prepay all outstanding Base Rate Loans). The Borrower hereby pledges and assigns to the Administrative Agent, for its benefit and the benefit of the Lenders, each Prepayment Account established hereunder to secure the Obligations related to such Class of Loans. Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.18 to be paid as a consequence thereof.

        (h) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof.

        (i) Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

        2.7     Voluntary Prepayments.

        (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, five (5) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that
(i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (an integral multiple of $100,000 in the case of Swingline Loans), (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Revolving Loans and Swingline Loans (but not Term Loans) prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

        (b)     Each  prepayment  of the Term Loans made pursuant to  subsection
(a) above shall be applied to reduce the outstanding principal amount of the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis, with such reduction to be applied to the remaining scheduled principal payments on the applicable Tranche A Term Loans and the Tranche B Term Loans (as set forth in Sections 2.6(a) and 2.6(b)) on a pro rata basis (provided, however, that promptly upon notification thereof, one or more Tranche B Lenders may decline to accept any such prepayment to the extent there are sufficient amounts of Tranche A Term Loans outstanding to be paid with such declined prepayments, in which case, such declined payments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments (it being understood that the Tranche B Lenders will have no such right to decline prepayments if there are insufficient amounts of Tranche A Term Loans outstanding to be repaid)). Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

        2.8     Interest.

        (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

        (b) Upon the occurrence and during the continuance of any default by the Borrower in the payment of any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate applicable to the Loans plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

        (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of
        Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of
        Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

        (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

        (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

        2.9     Fees.  The Borrower agrees to pay:

        (a) To Wachovia Securities, Inc., for its own account, on the date of execution of this Agreement, the fees described in paragraph (1) of the 2002 Fee Letter, in the amounts set forth therein as due and payable on such date and to the extent not theretofore paid to it;

        (b) To the Administrative Agent, for the account of each Lender with a Revolving Credit Commitment, a commitment fee (the "Commitment Fee") for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Revolving Credit Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the average daily aggregate Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Termination Date; and

        (c) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (3) of the 2001 Fee Letter, as amended by the 2002 Fee Letter, on the terms, in the amount and at the times set forth therein.

        2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing (whether in respect of Term Loans or Revolving Loans) comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

                (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                (iii)    LIBOR Loans may not be outstanding  under more than six
        (6) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

                (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                (v) no Interest Period may be selected with respect to the Term Loans that would end after a scheduled date for repayment of principal of the Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

                (vi) the Borrower may not select any Interest Period that begins prior to the third (3rd) Business Day after the Closing Date or that expires (x) after the Tranche A Maturity Date, with respect to Tranche A Term Loans that are to be maintained as LIBOR Loans, (y) after the Tranche B Maturity Date, with respect to Tranche B Term Loans that are to be maintained as LIBOR Loans, or (z) after the Revolving Credit Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

                (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                (viii) no Interest Period shall commence for any LIBOR Loan (including a conversion of, or continuation into, a LIBOR Loan) on any day on which there are Swingline Loans outstanding.

        2.11    Conversions and Continuations.

        (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or
(ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

        (b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

        2.12    Method of Payments; Computations.

        (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its office referred to in Section 10.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

        (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender.

        (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

        (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 or 366 days, as the case may be (in the case of Base Rate Loans), or 360 days (in all other instances), and the actual number of days (including the first day, but excluding the last day) elapsed.

        2.13    Recovery of Payments.

        (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

        (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

        2.14 Use of Proceeds. The proceeds of the Tranche B Term Loans and Revolving Loans shall be used (i) first, to effect a partial prepayment of the Existing Term Loans as set forth in Section 2.1(a), (ii) second, to effect a partial prepayment of the Existing Revolving Loans as set forth in Section 2.1(c), (iii) third, to finance, in part, the Hobbs Acquisition, including all reasonable transaction fees and expenses incurred therewith, (iv) fourth, to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated hereby, and (v) thereafter, for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in Section 5.8).

        2.15    Pro Rata Treatment.

        (a) Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

        (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 10.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

        2.16    Increased Costs; Change in Circumstances; Illegality; etc.

        (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding any reserves to the extent actually included within the Reserve Requirement in the calculation of the LIBOR
Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

        (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

        (c)     If,  on or  prior  to the  first  day  of  any Interest  Period,
(y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and
(iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

        (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

        (e) Determinations by the Administrative Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law. If any Lender becomes entitled to claim any increased costs or reduction in return pursuant to subsections (a) or (b) above, it shall provide notice thereof to the Borrower certifying (i) that one of the events described in such subsections has occurred and describing in reasonable detail the nature of such event, (ii) as to the increased costs or reduction in return resulting from such event, and (iii) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.

        2.17    Taxes.

        (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

        (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

        (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

        (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Forms W-8ECI or W-8BEN, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S.

Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

        (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

        2.18 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a failure on the part of such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

        2.19     Replacement of Lenders.

        (a) The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender (i) that has requested compensation from the Borrower under Section 2.16(a) or 2.16(b), (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under
Section 2.16(d), or (iii) that shall refuse to fund, or otherwise default in the funding, of its ratable share of any Borrowing requested and permitted to be made hereunder and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days after the Borrower has given such Lender written notice thereof, in any case under clauses (i) through (iii) above by written notice to such Lender and the Administrative Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be an Eligible Assignee and reasonably acceptable to the Administrative Agent (each, a "Replacement Lender," and collectively, the "Replacement

Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the Borrower to the Replaced Lender and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 10.7(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to
Section 10.7(a), which fee, for purposes hereunder, shall be waived), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Administrative Agent, all (but not less than all) of the Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay (x) to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender under Section 2.9(b), (y) to the Administrative Agent, for its own account, any amounts owing to the Administrative Agent by the Replaced Lender under Section 2.3(b), and (z) to the Administrative Agent, for the account of the Swingline Lender, any amounts owing the Swingline Lender under Section 2.2(f), and (iii) all other obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under Section 2.16(a) and 2.16(b) which give rise to the replacement of such Replaced Lender and amounts payable under Section 2.18 as a result of the actions required to be taken under this Section 2.19, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.

        2.20    Increases of Revolving Credit Commitments.

        (a) The parties may effect an increase in the aggregate of the Revolving Credit Commitments (a "Revolver Increase") as follows. Upon (i) the execution of a signature page to this Agreement by an Eligible Assignee (or, in the case of an existing Lender, the execution of a new signature page evidencing an increase in such Lender's Revolving Credit Commitment(s)) (in each case and in such capacity, an "Increasing Lender") and acceptance thereof by the Administrative Agent and the Borrower, (ii) the execution and delivery by the Borrower of a Revolving Note or Revolving Notes in favor of the Increasing Lender for such Increasing Lender's Revolving Credit Commitment(s) and Revolving Loans (and, in the case of an Increasing Lender that is an existing Lender, the return of its existing Revolving Note or Revolving Notes ), and (iii) delivery of notice to the other Lenders by the Administrative Agent setting forth the effective date of the addition of the Increasing Lender hereunder and the amount of such Increasing Lender's Revolving Credit Commitment(s), such Increasing Lender shall, without the necessity of any further action by any other Lender or Agent, be for all purposes a Lender party to this Agreement to the same extent as if it were an original party hereto with Revolving Credit Commitment(s) as set forth on the signature page executed by the Increasing Lender (or, in the case of Increasing Lender that is an existing Lender, such new signature page executed by such Increasing Lender); provided, however, (x) no Lender may increase its total Commitments and Loans hereunder to the extent that such Lender (without any other Lender) would have sufficient Commitments and Loans to take action hereunder as, or direct that action be taken hereunder on behalf of, the Required Lenders, (y) the total unutilized Revolving Credit Commitments and Revolving Loans of all Lenders shall not exceed in the aggregate $150,000,000 and (z) the sum of (i) the amount of all unutilized Commitments hereunder and (ii) the amount of all Loans outstanding hereunder shall not exceed in the aggregate $310,000,000.

        (b)     In the event that on the  effective  date of a Revolver Increase
(x) an Increasing Lender is assuming a Revolving Credit Commitment (or, in the case of an Increasing Lender that is an existing Lender, there is an increase in such Lender's Revolving Credit Commitment) and (y) any Revolving Loans are then outstanding, the Increasing Lender shall purchase a pro rata participating interest in the Revolving Loans of each of the other Lenders of such Class. If breakage costs for LIBOR Loans would result from such purchases, to the extent Revovling Loans are outstanding as Base Rate Loans, such Increasing Lender shall first purchase its participating interest in Base Rate Loans, but to the extent a Increasing Lender purchases a participation in LIBOR Loans pursuant to this
Section 2.20(b), any breakage costs incurred as a result of such purchases shall be reimbursed by the Borrower in accordance with Section 2.18

        (c) The amount of the Commitments and obligations of all Lenders party hereto prior to the addition of the Revolving Credit Commitment of any Increasing Lender shall not be affected by the addition of such Increasing Lender, other than the resulting adjustment to the pro rata share which each Lender has of the aggregate Commitments and Loans of the Increasing Lender's Class(es), it being intended that the Increasing Lender's Commitment(s) and Loans shall be pari passu with those of the other Lenders of the same Class.

         (d) Notwithstanding the foregoing, no Revolver Increase pursuant to this Section 2.20 shall be effective unless (i) no Default of Event of Default shall have occurred and be continuing on the date of notice requesting such Revolver Increase or on the effective date of such increase, and (ii) the representations and warranties set forth in Article IV shall be true and correct on and as of each of said dates if made on and as of said dates.

                                   ARTICLE III


                             CONDITIONS OF BORROWING

        3.1 Conditions of Closing. The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement effected hereby is subject to the following conditions precedent:

        (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

                  (i) a Tranche B Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Tranche B Commitment;

                  (ii) the Subsidiary Guaranty, duly completed and executed by each Subsidiary of the Borrower necessary to comply with Section 5.10;

                  (iii) the Pledge Agreement, duly completed and executed by the Borrower and each Subsidiary of the Borrower necessary to comply with
         Section 5.10, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date (including undated assignments separate from certificate for any such certificate, duly executed in blank) and all other filings, recordings, registrations and other actions (including without limitation the filing of duly completed UCC-1 financing staements) necessary or, in the reasonable opinion of the Adminsitrative Agent, desirable to perfect the Liens created by the Pledge Agreement; and

                  (iv) the favorable opinions of Williams Mullen Clark & Dobbins, P.C., special counsel to the Borrower, in substantially the form of Exhibit F, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request, and copies of each opinion required to be delivered by counsel to the Borrower pursuant to the Hobbs Acquisition Documentation, accompanied in each case by a reliance letter, unless such opinion is addressed to the Administrative Agent and Lenders or expressly includes a reliance provision, from the counsel rendering such opinion, stating that the Administrative Agent (on behalf of the Lenders) is entitled to rely on such opinion as if it were addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent may reasonably request.

        (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, (iii) both immediately before and after giving effect to the consummation of the Transactions, no Material Adverse Change has occurred since December 31, 2001, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in Section 3.2 have been satisfied or waived as required hereunder.

        (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and the Subsidiary Guarantors, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary Guarantor, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary Guarantor, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit

Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

        (d) The Administrative Agent shall have received a certificate as of a recent date of the good standing of each of the Borrower and the Subsidiary Guarantors under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

        (e) All legal matters, documentation, and corporate or other proceedings incident to the Transactions shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Transaction Documents or the consummation of the Transactions, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

        (f) The corporate and capital structure of the Borrower and its Subsidiaries, after giving effect to the Hobbs Acquisition and the Transactions, including without limitation the terms and conditions of any preferred and common stock or other equity securities issued by the Borrower, shall be satisfactory to the Required Lenders.

        (g) The Administrative Agent shall have received the following at least five (5) days prior to the Closing Date, each of which shall be made no earlier than thirty (30) days prior to the Closing Date and be in form and substance satisfactory to the Administrative Agent, certified search reports from an independent search service satisfactory to the Administrative Agent listing any tax lien, judgment or pending suit or Uniform Commercial Code financing statement that names the Borrower or any of the Subsidiary Guarantors as debtor or defendant, as appropriate.

        (h) Since December 31, 2001, both immediately before and after giving effect to the Hobbs Acquisition and the other Transactions, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

        (i) The Borrower shall have paid (i) to Wachovia Securities, Inc., the unpaid balance of the fees described in paragraph (1) of the 2002 Fee
Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph (3) of the 2001 Fee Letter, as amended by the 2002 Fee Letter, and (iii) all other fees and expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

        (j) The Administrative Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in Sections 4.11(c) and 4.11(d), all of which shall be in form and substance satisfactory to the Administrative Agent.

        (k)     The   Administrative  Agent  shall  have  received  an   Account
Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

        (l) The Borrower shall have obtained a senior secured debt rating from Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

        (m) Prior to or substantially concurrently with making the Tranche B Term Loans hereunder, the Hobbs Acquisition shall have been consummated in accordance with the terms of the Hobbs Acquisition Documents and the other Transaction Documents, and such terms shall be in compliance with the Consent, dated May 10, 2002, between the Borrower, the Administrative Agent and the Required Lenders.

        (n) The Administrative Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent, demonstrating the Borrower's compliance with the financial covenants set forth in Sections 6.1 through 6.3, determined on a pro forma basis as of March 31, 2002, and assuming that the making of the initial Loans hereunder and consummation of the Hobbs Acquisition and the other Transactions had occurred on such date.

        (o) The Administrative Agent shall have received all documents, certificates and opinions required under Section 4.11.

        (p) There shall not be any bankruptcy or insolvency proceeding pending or threatened with respect to the Borrower or any Subsidiary, nor any pending or threatened litigation, proceeding injunction, order or claim against or affecting the Borrower or any Subsidiary or any of their respective properties (i) that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents, the Hobbs Acquisition or any of the other Transaction Documents.

        (q) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested, including the Hobbs Acquisition Documents and other Transaction Documents.

        3.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including any Loans made on the Closing Date (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.2(e)) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

        (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with Section 2.2(d), as applicable;

        (b) Each of the representations and warranties contained in Article IV and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

        (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

Each giving of a Notice of Borrowing or a Notice of Swingline Borrowing, and the consummation of each Borrowing, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.

                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the Transactions, as follows:

        4.1 Corporate Organization and Power. Each of the Borrower and the Subsidiary Guarantors (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate or other power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

        4.2 Authorization; Enforceability. Each of the Borrower and the Subsidiary Guarantors has taken, or on the Closing Date will have taken, all necessary corporate or other action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and the Subsidiary Guarantors that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

        4.3 No Violation. The execution, delivery and performance by each of the Borrower and the Subsidiary Guarantors of this Agreement and each of the other Transaction Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation (or, if applicable, articles or certificate of organization) or bylaws (or, if applicable, operating agreement) or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

        4.4     Governmental and Third-Party Authorization; Permits.

        (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

        (b) Each of the Borrower and the Subsidiary Guarantors has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

        4.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

        4.6 Taxes. Each of the Borrower and the Subsidiary Guarantors has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and the Subsidiary Guarantors for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of the Subsidiary Guarantors, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of the Subsidiary Guarantors for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of the Subsidiary Guarantors has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

        4.7 Subsidiaries. Schedule 4.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, whether such Subsidiary has assets or existing operations. Except for the shares of capital stock expressly indicated on Schedule 4.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable.

        4.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of the Subsidiary Guarantors for purposes of or in connection with this Agreement and the Transactions is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of the Subsidiary Guarantors will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

        4.9 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (other than Borrower Margin Stock purchased in accordance with Section 7.6), to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

        4.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 2001, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

        4.11    Financial Matters.

        (a) The Borrower has heretofore furnished to the Administrative Agent copies of the (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2001, 2000, and 1999, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, together with the opinion of Ernst & Young, LLP thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2002 and the related statements of income, cash flows and stockholders' equity for the three-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

        (b) The Borrower has heretofore furnished to the Administrative Agent copies of the (i) audited consolidated balance sheets of Hobbs and its Subsidiaries as of December 31, 2001, 2000, and 1999, and the related statements of income, cash flows and members' equity for the fiscal years then ended, and
(ii) the unaudited consolidated balance sheet of Hobbs and its Subsidiaries as of March 31, 2002 and the related statements of income, cash flows and members equity for the three-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of Hobbs and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of Hobbs and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to Hobbs or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

        (c) The unaudited pro forma balance sheet and income statement of the Borrower as of March 31, 2002, copies of which have heretofore been delivered to the Administrative Agent, give pro forma effect to the consummation of the Transactions, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

        (d) The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the six-year period beginning with the year ending December 31, 2002 and ending with the year ending December 31, 2007, giving effect to the Transactions (the "Projections").

In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

        (e) Each of the Borrower and the Subsidiary Guarantors, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

        4.12 Ownership of Properties. Except for minor defects and irregularities which, individually or in the aggregate, do not materially impair the practical use thereof for its intended purposes, each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

        4.13    ERISA.

        (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

        (b) Neither the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate would become subject to any liability under ERISA if the
Borrower  or  any  ERISA   Affiliate  were
to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

        4.14    Environmental Matters.

        (a) To the knowledge of the Borrower, no Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

        (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

        (c) To the knowledge of the Borrower, all activities and operations of the Borrower and its Subsidiaries are in compliance with all material requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in substantial compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

        4.15 Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

        4.16 Regulated Industries. Except as set forth on Schedule 4.16, neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.17 Insurance. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

        4.18 Material Contracts. Schedule 4.18 lists, as of the Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"). As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

        4.19 Labor Relations. To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

        4.20 Transaction Documents. The Borrower has heretofore delivered, or will on or prior to the Closing Date deliver, to the Administrative Agent a true, complete and correct copy of each of the Hobbs Acquisition Documents, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments and modifications thereto. Each such Hobbs Acquisition Document (together with all schedules and exhibits thereto) comprises, or upon execution and delivery on or prior to the Closing Date will comprise, a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof, and there are no, and will not then be any other agreements or understandings or side agreements not contained therein that relate to or modify the substance thereof. Each such Hobbs Acquisition Document is, or upon execution and delivery on or prior to the Closing Date will be, in full force and effect.

        4.21 Hobbs Acquisition. As of the Closing Date, the Hobbs Acquisition will have been consummated in accordance with the terms of the Hobbs Acquisition Documents and all applicable Requirements of Law, and the Borrower will be the direct or indirect legal owner of all of the outstanding Capital Stock of Hobbs, free and clear of any Liens other than Liens granted under the Security Documents.

                                   ARTICLE V


                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

        5.1     Financial Statements.  The Borrower will deliver to each Lender:

        (a) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 2002, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders' equity and unaudited consolidating statements of income for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

        (b) As soon as available and in any event within ninety-five (95) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2002 (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income for the fiscal year then ended, all in reasonable detail.

        5.2 Other Business and Financial Information. The Borrower will deliver to each Lender:

        (a) Commencing with the quarter ending June 30, 2002, concurrently with each delivery of the financial statements described in Section 5.1, a Compliance Certificate with respect to the period covered by the financial statements  then  being  delivered,  executed  by a  Financial  Officer  of  the
Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1 through 6.3 as of the last day of the period covered by such financial statements; provided, however, that the Compliance Certificate delivered with respect to the financial statements delivered pursuant to Section 5.1(a) for June 30, 2002 shall be prepared on a pro forma basis in accordance with GAAP as if the Hobbs Acquisition had occurred on such date and any Indebtedness incurred, assumed or acquired by the Borrower or a Subsidiary in connection with the Hobbs Acquisition had been Indebtedness of the Borrower for such period;

        (b) As soon as available and in any event within forty-five (45) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2002, consolidated projections for the Borrower and its
Subsidiaries for the succeeding fiscal year, consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Borrower to the effect that such projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such projections;

        (c) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

        (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

        (e) Promptly upon the sending or receipt thereof, copies of all notices or other correspondence that the Borrower shall send to, or receive from, the holders of the American Phoenix Acquisition Indebtedness or the trustee therefor;

        (f) Promptly upon receipt thereof by the Borrower, copies of all financial statements for Hobbs received pursuant to the Hobbs Acquisition Documentation;

        (g) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

                  (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

                  (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this subsection;

                  (iii) the receipt by the  Borrower or any of its  Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

                  (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

                  (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

                  (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

                  (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

        (h) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

        5.3 Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 7.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced. Nothing contained in this Section
5.3 shall prevent either the Borrower or a Subsidiary from discontinuing any part of the business of either the Borrower or such Subsidiary if the discontinuance is in the best interest of the Borrower and after giving effect thereto, no Default or Event of Default would exist.

        5.4 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect. Nothing contained herein shall prevent either the Borrower or its Subsidiaries form contesting in good faith by appropriate proceedings any Requirement of Law.

        5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse
Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, liability, obligation, assessment, charge, levy or claim that is reasonably being contested in good faith and by proper proceedings as to assessment, applicability, amount or validity and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

        5.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

        5.7 Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) subject to Section 10.13, permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

        5.8     Permitted Acquisitions.

        (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted Acquisition:

                  (i)   no Default or Event of Default shall  have occurred  and
         be continuing at the time of  the   consummation   of  such  Permitted
         Acquisition or would exist immediately after giving effect thereto;

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

                  (ii) after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in Sections 6.1 through 6.3, in each case such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if any Indebtedness incurred, assumed or acquired by the Borrower or a Subsidiary in connection with such Permitted Acquisition had been Indebtedness of the Borrower for those periods applicable to such covenants;

                  (iii) the Acquisition Amount with respect thereto together with the aggregate of the Acquisition Amounts for all other Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto (but specifically excluding, if applicable, any Acquisitions consummated on or prior to the Closing Date) shall not exceed $100,000,000;

                  (iv) the Acquisition Amount (without regard to the issuance of any Capital Stock of the Borrower) with respect thereto together with the aggregate (without duplication) of (A) the Acquisition Amounts (without regard to the issuance of any Capital Stock of the Borrower) for all other Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto (but specifically excluding, if applicable, any Acquisitions consummated on or prior to the Closing Date), and (B) the amount of cash paid by the Borrower and its Subsidiaries in connection with earnout and contingent obligations during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto for all Acquisitions, shall not exceed $75,000,000;

                  (v)   the  Acquisition  Amount (without regard to the issuance
         of any Capital Stock of the Borrower) with respect thereto paid, assumed or incurred by the Borrower and its Subsidiaries for all Permitted Acquisitions consummated after the Closing Date shall not exceed $35,000,000 during any period of four consecutive fiscal quarters; and

                  (vi) the Acquisition Amount with respect thereto together with the aggregate of the Acquisition Amounts for all other Permitted Acquisitions consummated after the Closing Date shall not exceed $375,000,000.

        (b) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $25,000,000, the Borrower shall have delivered to the Administrative Agent and each Lender the following:

                  (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

                  (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

                  (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

                  (iv) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge,
         (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section (the calculations of the financial covenants determined in accordance with Section 5.8(a)(ii) to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments to meet its ongoing working capital requirements.

        (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $25,000,000 (or with respect to any other Permitted Acquisition of lesser amount, upon the written request of any Lender), the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including material schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

        (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 3.2 and 8.1.

        5.9 Creation or Acquisition of Subsidiaries. Subject to the provisions of Section 7.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries, provided that, if required by Section 5.10, concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower or a Subsidiary thereof,

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

        (a) each such new Subsidiary will execute and deliver to the Administrative Agent a joinder to the Subsidiary Guaranty pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents; and

        (b) all the Capital Stock of such new Subsidiary will be pledged to the Administrative Agent as follows: (i) if the Borrower directly owns any of the Capital Stock of such new Subsidiary, the Borrower will execute and deliver to the Administrative Agent an amendment or supplement to the Pledge Agreement pursuant to which all such Capital Stock shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and (ii) if any of the Capital Stock of such new Subsidiary is owned by another Subsidiary of the Borrower (the "Parent Subsidiary"), to the extent not already covered by the Pledge Agreement, the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank.

        5.10 Subsidiary Guarantors; Pledge of Capital Stock. The Borrower will cause (i) each of its Subsidiaries that has assets or active operations (other than those Subsidiaries identified on Schedule 5.10 hereto) to be, at all times, a Subsidiary Guarantor and (ii) all of the Capital Stock of the Subsidiary Guarantors to be pledged to the Administrative Agent on terms satisfactory to it. If the Borrower sells or otherwise disposes of all of the Capital Stock of any Subsidiary Guarantor pursuant to any Asset Disposition permitted by Section 7.4, the Administrative Agent shall (x) release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and (y) release any Liens it may have with respect to such Capital Stock, and (z) upon reasonable notice, return to the Borrower any certificate evidencing such Capital Stock. Notwithstanding anything in this Section 5.10 to the contrary, with respect to any Foreign Subsidiary, the Capital Stock of such Foreign
Subsidiary will not be pledged under the Pledge Agreement and such Foreign Subsidiary will not be required to be a Subsidiary Guarantor hereunder to the extent that pledging a percentage of Capital Stock of such Foreign Subsidiary under the Security Documents exceeding 65% or the providing a Subsidiary Guaranty by such Foreign Subsidiary would have a materially negative tax impact on the Borrower, and the Administrative Agent receives a certificate of a Financial Officer of the Borrower to such effect.

        5.11 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

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

                                   ARTICLE VI


                               FINANCIAL COVENANTS

        The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

        6.1 Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

                                                           Maximum
         Date                                           Leverage Ratio
         ----                                           --------------
         September 30, 2002 through                       2.25 : 1.00
              December 31, 2003

         Thereafter                                       2.00 : 1.00

         6.2 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:


                                                     Minimum Fixed Charge
         Date                                           Coverage Ratio
         ----                                           --------------
         September 30, 2002 through                       1.25 : 1.0
              December 31, 2004

         Thereafter                                       1.50 : 1.0

        6.3 Cash Flow Coverage Ratio. The Borrower will not permit the Cash Flow Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

                                                       Minimum Cash Flow
         Date                                            Coverage Ratio
         ----                                            --------------
         September 30, 2002 through
              December 31, 2003                            3.50 : 1.0

         January 1, 2004 through
              December 31, 2004                            3.75 : 1.0

         Thereafter                                        4.00 : 1.0

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

                                  ARTICLE VII


                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

        7.1 Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

                  (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 5.8 and 5.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

                  (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary Guarantor, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 5.8 and 5.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

        7.2 Indebtedness. The Borrower will not, and will no t permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

                  (i) Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

                  (ii) Indebtedness existing on the Closing Date and described in Schedule 7.2.1;

                  (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (iv) loans and advances by the Borrower or any Subsidiary Guarantors to any other Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower, provided that any such loan or advance is subordinated in right and time of payment to the Obligations;

                  (v)   the American Phoenix Acquisition Indebtedness;

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

                  (vi) Indebtedness of the Borrower under Hedge Agreements the effect of which is to fix or limit interest rates payable by Borrower as to the Loans;

                  (vii) unsecured  Indebtedness (and secured Indebtedness to the
         Persons indicated by an asterisk on Schedule 7.2.2) of the Borrower or its Subsidiaries issued in connection with a Permitted Acquisition to a Target or its securityholders at the time of such Acquisition that is evidenced by one or more written agreements or instruments which shall provide that such Indebtedness (a) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein, and (b) shall bear a cash interest rate not exceeding 12.5% per annum, which Indebtedness shall not exceed $35,000,000 in aggregate principal amount outstanding at any time and which Indebtedness outstanding on the date hereof is set forth on
         Schedule 7.2.2 (the Indebtedness described hereinabove, "Acquisition Indebtedness"), it being understood that such Acquisition Indebtedness shall include similar "seller-financed" Indebtedness of a Target that is assumed by the Borrower or its Subsidiaries in connection with a Permitted Acquisition;

                  (viii) earnout and contingent obligations due and owing by the Borrower or its Subsidiaries in connection with Permitted Acquisitions or Acquisitions consummated before the date hereof and set forth on
         Schedule 7.2.3;

                  (ix)  cash earnout and contingent obligations due and owing by
         the  Borrower  or  its   Subsidiaries   in  connection  with  Permitted
         Acquisitions or Acquisitions, not to exceed $30,000,000 at any time;

                  (x) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (ix)), which Indebtedness shall not exceed $7,500,000 in aggregate principal amount outstanding at any time;

                  (xi) reimbursement obligations with respect to secured letters of credit issued to support reinsurance agreements between HRH Captive and CNA in an aggregate stated amount not to exceed $5,000,000; and

                  (xii) other unsecured Indebtedness not exceeding $10,000,000 in aggregate principal amount outstanding at any time.

        7.3 Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

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

                  (i)   Liens in existence on the Closing  Date and set forth on
         Schedule 7.3;

                  (ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(k)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (v) Liens securing the purchase money Indebtedness permitted under Section 7.2(x), provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

                  (vi) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (vii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

                  (viii) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

                  (ix) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

                  (x)   Liens  on  cash  and  marketable   securities   securing
         Indebtedness permitted under Section 7.2(xi); and

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                  (xi)  other Liens securing obligations of the Borrower and its
         Subsidiaries not exceeding $5,000,000 in aggregate amount outstanding at any time.

        7.4 Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

                  (i) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement or substitute equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

                  (ii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided that fair value is received in exchange therefor;

                  (iii) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist; and

                  (iv) the sale or disposition of assets outside the ordinary course of business for fair value and for cash, provided that (w) the Net Cash Proceeds from such sales or dispositions, when aggregated with the Net Cash Proceeds from all other sales and dispositions not otherwise specifically permitted under this Section that are consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, do not exceed $30,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year, (x) such Net Cash Proceeds are delivered to the Administrative Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with, and to the extent required under, the provisions of Section 2.6(f), (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary Guarantor, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

        7.5 Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

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

                  (i)   Cash Equivalents;

                  (ii) Investments consisting of purchases and acquisitions of supplies, materials and equipment in the ordinary course of business,

                  (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

                  (iv)  without   duplication,    Investments   consisting   of
         intercompany Indebtedness permitted under clause (iv) of Section 7.2;

                  (v) Investments existing on the Closing Date and described in Schedule 7.5;

                  (vi)  Investments   consisting   of  the  making  of  capital
         contributions or the purchase of Capital Stock (x) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary (other than HRH Captive) provided that the Borrower complies with the provisions of Sections 5.8 and 5.9, and (y) by any Subsidiary in the Borrower;

                  (vii) Investments   consisting  of  the  making  of  capital
         contributions or the purchase of Capital Stock in HRH Captive provided that (x) the aggregate amount of the initial capital contribution by the Borrower and its Subsidiaries shall not exceed $400,000 (y) the aggregate amount of all subsequent capital contributions shall not exceed $125,000, and (z) the only Person with which HRH Captive enters into reinsurance agreements is CNA;

                  (viii) Permitted Acquisitions;

                  (ix) Investments consisting of receivables of Premium Funding Associates, which receivables shall not exceed $30,000,000 at any time;

                  (x) Investments in connection with the Borrower's Deferred Compensation Plans;

                  (xi) Investments in key man or split dollar life insurance policies for certain officers and executives of the Borrower (and other similar policies);

                  (xii) other Investments not exceeding $8,000,000 in the aggregate at any time.

        7.6     Restricted Payments.

        (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

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

                  (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

                  (ii) the Borrower may declare and make dividend payments or other distributions in an aggregate amount not to exceed $20,000,000 during each fiscal year, provided that, in each case, immediately after giving effect thereto, no Default or Event of Default would exist;

                  (iii) the Borrower may purchase, redeem, retire or otherwise acquire shares of its Capital Stock (A) in order to fund its Deferred Compensation Plans and (B) in addition thereto, in an aggregate amount not to exceed $20,000,000 during any fiscal year, provided that, in each case, immediately after giving effect thereto, no Default or Event of Default would exist; and

                  (iv) each Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law.

        (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on the American Phoenix Acquisition Indebtedness or any Acquisition Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of the American Phoenix Acquisition Indebtedness or any Acquisition Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided, that nothing in this Section shall prohibit:

                  (i) optional prepayments of cash earnout obligations in respect of the Hobbs Acquisition (so long as the Borrower notifies the Administrative Agent in writing at least five (5) Business Days prior to any such prepayment); and

                  (ii) other optional prepayments of Acquisition Indebtedness not to exceed $3,000,000 in aggregate principal amount during any fiscal year.

        7.7 Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                  (i) transactions described on Schedule 7.7 or otherwise expressly permitted under this Agreement; and

                  (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

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

        7.8 Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

        7.9 Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any the American Phoenix Acquisition Indebtedness or Acquisition Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

        7.10 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and the Subsidiary Guarantors to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

        7.11 No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

        7.12 Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

        7.13 Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

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                                  ARTICLE VIII


                                EVENTS OF DEFAULT

        8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

        (a) The Borrower shall fail to pay any principal of any Loan when due;

        (b) The Borrower shall fail to pay any interest on any Loan, any fee or any other Obligation when due, and such failure shall continue unremedied for three (3) Business Days;

        (c) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 5.1, 5.2, 5.3(i), 5.8, 5.9, 5.10 or in Article VI or Article VII;

        (d) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a), (b) and (c) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

        (e) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

        (f) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $4,000,000 or (z) any termination or other payment under any Hedge Agreement covering a notional amount of Indebtedness of at least $4,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

        (g) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution,


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

arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (h) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

        (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

        (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $2,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

        (j) Any Subsidiary of the Borrower party to the Subsidiary Guaranty or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty;

        (k) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

        (l) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

        (m) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof;


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

and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

        (n) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 25% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors immediately following the consummation of the Transactions or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower immediately following the consummation of the Transactions (or their replacements approved as herein required).

        8.2 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

        (a) Declare the Commitments and the Swingline Commitment to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(g) or Section 8.1(h), the Commitments and the Swingline Commitment shall automatically be terminated);

        (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(g) or Section 8.1(h), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower); and

        (c) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

        8.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind,


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all of which are hereby knowingly and expressly  waived by the Borrower,  to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                   ARTICLE IX


                            THE ADMINISTRATIVE AGENT

        9.1 Appointment. Each Lender hereby irrevocably appoints and authorizes Wachovia to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as Administrative Agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

        9.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

        9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in

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any   manner  to  any  Lender  for  any   recitals,   statements,   information,
representations  or warranties  herein or in any other Credit Document or in any
document,  instrument,   certificate,  report  or  other  writing  delivered  in
connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

        9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

        9.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem


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appropriate at the time,  continue to make its own credit  analysis,  appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other
information  concerning  the  business,   prospects,   operations,   properties,
financial  or  other  condition  or  creditworthiness   of  the  Borrower,   its
Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        9.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 9.4 and 10.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

        9.7 Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or


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responsibilities  under,  this  Agreement or any of the other  Credit  Documents
(including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

        9.8 The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

        9.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor
Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

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

        9.10 Swingline Lender. The provisions of this article (other than Section 9.9) shall apply to the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

        9.11 Syndication Agent, Documentation Agent. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, the Syndication Agent and the Documentation Agent are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

                                   ARTICLE X


                                  MISCELLANEOUS

        10.1 Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Arranger (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with (w) the Administrative Agent's and the Arranger's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

        10.2 Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Arranger, the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of

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this  Agreement or any of the other Credit  Documents,  any of the  transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

        10.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NEW YORK FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH
HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

        10.4    Waiver of Jury Trial.   EACH  OF  THE  BORROWER  AND EACH LENDER
HEREBY WAIVES,  TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS


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RESPECTIVE  RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION  ARISING OUT
OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE BORROWER OR ANY LENDER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE
BORROWER  OR  ANY   LENDER.   The  scope  of  this  waiver  is  intended  to  be
all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the Borrower and each Lender (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that it has relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings with the other parties hereto, and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that, based upon such review, it knowingly and voluntarily waives its jury trial rights to the extent permitted by applicable law. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO OR RESTATEMENTS OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        10.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

        (a) if to the Borrower, to Hilb, Rogal and Hamilton Company, 4235 Innslake Drive, Glen Allen, Virginia 23060-1220, Attention: Chief Financial Officer, Telecopy No. (804) 747-6046;

        (b) if to the Administrative Agent, to Wachovia Bank, National Association, One Wachovia Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Telecopy No.
(704) 383-0288; and

        (c) if to any Lender, to it at the address set forth in the Register;

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier  or  delivered  to the  cable  company,  respectively,  or  (iii)  if delivered by hand, upon delivery; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

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        10.6    Amendments, Waivers, etc. No amendment,  modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific
purpose  for  which  given;   provided,   however,   that  no  such   amendment,
modification, waiver, discharge, termination or consent shall:

        (a)     unless agreed  to by each  Lender  directly   affected  thereby,
(i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), (ii) extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Revolving Credit Maturity Date or any other date (including any scheduled date for the mandatory reduction or termination of any Commitments) fixed for the payment of any principal of or interest on any Loan (other than (x) payments of principal due and payable under Section 2.6 on account of Asset Dispositions, Equity Issuances and Debt Issuances and (y) additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations, (iii) increase or extend any Commitment of such Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), or (iv) amend the definition of "Interest Period" to permit an Interest Period that is longer than six months in duration to be applicable to any LIBOR Loans;

        (b) unless agreed to by all of the Lenders, (i) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (ii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or release the Liens of the Administrative Agent with respect to any Collateral, in each case, except pursuant to (x) Section 5.10 or (y) an Asset Disposition approved by the Required Lenders, or (iii) change any provision of Section 2.15 or this Section; and

        (c) unless agreed to by the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that (x) if any amendment, modification, waiver or consent would adversely affect the holders of Loans of a particular Class (the "affected Class") relative to holders of Loans of any other Class (including, without limitation, by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the affected Class under Sections 2.6(e) and 2.6(f)), then such amendment, modification, waiver or consent shall require the consent of Lenders holding more than fifty-one percent (51%) of the aggregate outstanding principal amount of all Loans of the affected Class, and (y) the 2001 Fee Letter and 2002 Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto. Notwithstanding anything set forth in this Section 10.6 to the contrary, it is specifically agreed that the Revolving Credit Maturity Date may be extended pursuant to the terms of Section 2.1(c)(ii) without obtaining the consent or approval of either the Tranche A Lenders or the Tranche B Lenders.

        10.7    Assignments, Participations.

        (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate or Approved Fund of a Lender) shall not be made without the prior written consent of the Administrative Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, and with respect to each Class of Loans, each such assignment by a Lender of any of its interests relating to Loans of a particular Class shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and other interests under and with respect to such Class is assigned to the relevant Assignee, (iii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than (x) in the case of Tranche A Term Loans and Revolving Credit Commitments, the aggregate amount of $5,000,000, determined by combining the amount of the assigning Lender's outstanding Tranche A Term Loans and Revolving Loans and Unutilized Revolving Credit Commitment (or, if less, the full amount of the assigning Lender's outstanding Tranche A Term Loans and the entire Revolving Credit Commitment),
(y) in the case of Tranche B Term Loans, the aggregate amount of $1,000,000 (provided that simultaneous transfers by any Lender to Approved Funds of such Lender may be aggregated for purposes of the foregoing minimum assignment amount), or (z) in the case of Swingline Loans, the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, and (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account (provided that in the case of multiple simultaneous transfers by any Lender to Approved Funds of such Lender, only one processing fee of $3,000 shall be payable under the foregoing). Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

        (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

        (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments (or outstanding Term Loans, as the case may be) of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibits A-1, A-2, A-3 and A-4, as applicable. The Administrative Agent will return canceled Notes to the Borrower.

        (d)     Each  Lender  may,  without  the  consent of  the  Borrower, the
Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation (other than to its Affiliates) that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no

Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or
(z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 8.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

        (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to (i) any Federal Reserve Bank or other creditor as security for borrowings therefrom or (ii) in the case of a Tranche B Lender which is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

       (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.3.

        10.8 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

        10.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 10.7.

        10.10 Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 9.7, 10.1 and 10.2, shall survive the payment in full of all Loans, the termination of the Commitments, and any termination of this Agreement or any of the other Credit Documents.

        10.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

        10.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

        10.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound lending practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly


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

available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 10.7(f).

        10.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

        10.15 Disclosure of Information. The Borrower agrees and consents to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

        10.16 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM WACHOVIA TO THE BORROWER DATED MAY 3, 2002 BUT SPECIFICALLY EXCLUDING THE 2001 FEE LETTER AND THE 2002 FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

              [the remainder of this page left blank intentionally]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                        HILB, ROGAL AND HAMILTON COMPANY


                        By:   /s/Carolyn Jones
                              --------------------------------------------------

                        Title: Senior Vice President, CFO and Treasurer
                              --------------------------------------------------































                             (signatures continued)

                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                        as Administrative Agent and as a Lender


                        By:   /s/Daniel J. Norton
                              --------------------------------------------------

                        Title: Director
                              --------------------------------------------------


                        PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender


                        By:   /s/Bob Foust
                              --------------------------------------------------

                        Title: Vice President
                              --------------------------------------------------



                        BANK OF AMERICA, N.A.


                        By:   /s/Elizabeth L. Shore
                              --------------------------------------------------

                        Title: Senior Vice President
                              --------------------------------------------------


                        FLEET NATIONAL BANK


                        By:   /s/Stephen E. Burse
                              --------------------------------------------------

                        Title: Senior Associate
                              --------------------------------------------------


                        SUNTRUST BANK


                        By:   /s/C. Gray Key
                              --------------------------------------------------

                        Title: Director
                              --------------------------------------------------



                             (signatures continued)

                        BRANCH BANKING AND TRUST COMPANY


                        By:    /s/ R. Matthew Hall
                              --------------------------------------------------

                        Title: Senior Vice President
                              --------------------------------------------------


                        COMERICA BANK


                        By:   /s/Martin G. Ellis
                              --------------------------------------------------

                        Title: Vice President
                              --------------------------------------------------